Exhibit 10.2

Exhibit B

PROMISSORY NOTE

     FOR VALUE RECEIVED, Trilliant Exploration Corp., (hereinafter called "Borrower"), hereby promises to pay to Compania Minera del Pacifico Noreste S.A.., (the "Holder") or its registered assigns or successors in interest or order, without demand, the principal sum of  Three Million Six Hundred Thousand U.S. Dollars ($3,600,000) (the "Principal Amount"), together with interest as set forth herein, according to the payment Schedule set forth herein.

     This Note (the “Note”, also the “Agreement”) has been entered into pursuant to the terms of a Share Transfer Agreement between the Borrower, the Holder and Compania Muluncaygold Corp, S.A. dated March 30, 2009 (the "Share Transfer Agreement").   Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Share Transfer Agreement. The following terms shall apply to this Note:

ARTICLE I

INTEREST

          1.1. INTEREST RATE. Interest on the outstanding Principal Amount shall accrue at a rate of Four and One Half Percent (4.5%) per annum (the "Interest Rate") and shall be compounded quarterly.   The principal amount of this Note together with all unpaid interest shall be payable in installments.  Each installment shall be due on the date (“each a “Maturity Date”) as set forth in Section 2.1 herein.

ARTICLE II

REPAYMENT / REDEMPTION

              2.1 REPAYMENT / REPAYMENT SCHEDULE.  Repayment of the Principal Amount and interest thereon shall begin only upon Compania Ecuadorgold Corp SA (or their successors or assigns) reaching production of 400 tons per day in their operations of the Assets, using 26 day average in 30 day calendar month (the “Minimum Operations”).  Beginning 30 days from the date of first reaching Minimum Operations, Borrower shall make four (4) quarterly payments to the Holder in the minimum amount of Two Hundred Thousand Dollars ($200,000) each.  After making the first four (4) quarterly payments, the Borrower shall continue to make quarterly payments in the minimum amount of Three Hundred Thousand Dollars ($300,000) each until all principal and interest is fully paid.

Exhibit 10.2

2.2 REDEMPTION OF PRINCIPAL AMOUNT. During the Loan Period, the Borrower will have the option of repaying the outstanding Principal Amount of this Note, in whole or in part, before any Maturity Date, by paying to the Holder a sum of money equal the Principal Amount, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note through the Redemption Payment Date as defined below (the "Redemption Amount"). Borrower's election to exercise its right to prepay must be by notice in writing ("Notice of Redemption").  The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be no more than thirty (30) business days after the date of the Notice of Redemption (the "Redemption Period").

ARTICLE III

EVENTS OF DEFAULT

     The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

          3.1 RECEIVER OR TRUSTEE. The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a  receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

          3.2 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against Borrower for more than $500,000, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of forty-five (45) days.

          3.3 BANKRUPTCY. Bankruptcy, insolvency, reorganization, or liquidation      proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and are not dismissed within forty-five (45) days of initiation.

          3.4 FAILURE TO MAKE PAYMENT.  Failure of the Borrower to make any scheduled Payment pursuant to this Agreement within 30 days of such Payment’s due date.

ARTICLE IV

MISCELLANEOUS

          4.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies      existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Exhibit 10.2

          4.2 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.

          4.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          4.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

          4.5 COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

          4.6    LAW GOVERNING THIS NOTE. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning this Note shall be brought only in the state courts or federal courts sitting in New York. The Borrower and any Holder hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon FORUM NON CONVENIENS.

          4.7 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to  establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall      be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

          4.8. CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note      to favor any party against the other.

          4.9 REDEMPTION. This Note may not be redeemed or called without the consent of the Holder except as described in this Note or the Share Transfer Agreement.

           4.10 NON-BUSINESS DAYS. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of      accrued interest payable on such date.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 30th day of March, 2009.

Exhibit 10.2

TRILLIANT EXPLORATION CORP.

/s/ William R. Lieberman /s/
Signature

William Lieberman, President